UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 4, 2008
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On March 5, 2008, inTEST Corporation (the "Company") issued a press release and held a webcast conference call (as previously announced) regarding its financial results for the fourth quarter and year ended December 31, 2007. The Company's press release is attached to this Current Report as Exhibit 99.1 and a textual representation of the conference call is attached as Exhibit 99.2, each of which is incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2008, the Compensation Committee of the Board of Directors of the Company approved the compensation arrangements for the executive officers for 2008, awarded incentive based compensation to certain executive officers based upon performance in 2007 (in accordance with formulas previously disclosed) and awarded a discretionary bonus to the Chief Financial Officer. No adjustments to compensation arrangements were made other than a market-leveling increase to the base salary of the Chief Financial Officer. The Chief Financial Officer 's new base salary effective April 1, 2008 will be $224, 422. The performance based compensation paid to the Chief Executive Officer and the General Manager of the Temperature Management Product Segment was $18,559 and $37,119, respectively, based upon the performance of this Product Segment. The discretionary bonus awarded to the Chief Financial Officer was $11,700.

Item 9.01.    Financial Statements and Exhibits

(c)   Exhibits:

99.1  Press Release, dated March 5, 2008
99.2  Textual representation of conference call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   March 7, 2008

Exhibit Index

99.1  Press Release, dated March 5, 2008
99.2  Textual representation of conference call